UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2011 (June 16, 2011)

Cleveland BioLabs, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street	14203
Buffalo, NY	(Zip Code)
(Address of Principal Executive Offices)

(716) 849-6810
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry Into a Material Definitive Agreement.

Registered Direct Offering of Common Stock and Warrants

On June 16, 2011, Cleveland BioLabs, Inc. (the “Company”) entered into an engagement agreement (the "Engagement Agreement"), with Rodman & Renshaw, LLC (the "Placement Agent"), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of shares of the Company’s common stock and warrants to purchase shares of common stock in a registered direct public offering (the “Offering”).  Pursuant to the engagement agreement, the Company agreed to pay the fees set forth below.

On June 17, 2011, the Company and certain institutional investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell 5,872,500 shares of its common stock and warrants to purchase a total of 2,936,250 shares of its common stock to such investors for gross proceeds of approximately $23.49 million.  The common stock and warrants were sold in units, at a price of $4.00 per unit, with each unit consisting of: (i) one share of common stock; (ii) a Series E Warrant to purchase 0.25 of a share of common stock, with an exercise price of $4.50 per share; and (iii) a Series F Warrant to purchase 0.25 of a share of common stock, with an exercise price of $5.00 per share. The Series E Warrants will be exercisable beginning six months following issuance and will expire on the twelve month anniversary of issuance.  The Series F Warrants will be exercisable beginning six months following issuance and will expire on the five year anniversary of issuance. The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Company will pay the Placement Agent an aggregate fee of approximately $1,409,400, equal to 6.0% of the gross proceeds received in the Offering. The Placement Agent will also receive warrants to purchase up to 176,175 shares of common stock, equal to 3% of the aggregate number of shares of common stock sold in the Offering.  The Placement Agent’s warrants have an exercise price of $5.00 per share, an initial exercise date on the six month anniversary of issuance and an expiration date of June 17, 2015.  Out of the fees payable and warrants deliverable to the Placement Agent, approximately $170,400 and warrants to purchase up to 21,300 share of common stock will be paid to Wunderlich Securities, Inc., as financial advisor. The Company will also reimburse the Placement Agent for expenses incurred by it in connection with the Offering in an amount equal to 1.0% of the gross proceeds received by the Company in the Offering, but in no event in excess of $30,000.

After deducting the fees due to the Placement Agent and the Company’s estimated expenses due to the Offering, the expected net proceeds from the Offering are approximately $21,950,600.  The Offering is expected to close on or about June 22, 2011, subject to the satisfaction of customary closing conditions.

The shares of common stock, warrants to purchase common stock (excluding the Placement Agent’s warrants) and shares of common stock issuable upon exercise of the investor warrants will be issued pursuant to a prospectus supplement dated as of June 17, 2011, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-167258), which became effective on June 17, 2010, and the base prospectus dated as of June 17, 2010.

The legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.  relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the Offering, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Agreement, the form of securities purchase agreement and the form of warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Agreement, the form of warrant and the form of securities purchase agreement, which are attached hereto as Exhibits 10.1, 10.2, and 4.1, respectively, and incorporated herein by reference.

The Engagement Agreement and the securities purchase agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the Engagement Agreement and the securities purchase agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Adjustments to Certain Outstanding Warrants

As a result of the completion of the Offering, on June 22, 2011, it is anticipated that certain other outstanding warrants of the Company will be adjusted as follows:

o
the aggregate number of shares of common stock issuable upon the exercise of the Company’s Series B warrants will increase from 3,918,376 to 4,096,179 shares and the exercise price will decrease from $5.99 to $5.73 per share.

o
the aggregate number of shares of common stock issuable upon the exercise of the Company’s Series C warrants will increase from 464,852 to 488,015 shares and the exercise price will decrease from $6.32 to $6.02 per share.

o	the exercise price of the Company’s warrants issued in March 2010 will decrease from $4.50 to $4.00 per share.

Item 8.01  Other Events.

On June 17, 2011, the Company issued a press release announcing the Offering described in Item 1.01 above.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Warrants (included in Exhibit 10.2).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Engagement letter, dated as of June 16, 2011, by and between Cleveland BioLabs, Inc. and Rodman & Renshaw, LLC.

10.2	Form of Securities Purchase Agreement, dated June 17, 2011, by and between Cleveland BioLabs, Inc. and the investors in the Offering.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press release, dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: June 21, 2011	By:	/s/ John A. Marhofer, Jr.
		Name:	John A. Marhofer, Jr.
		Title:	Chief Financial Officer